Exhibit 99.12

DETACH HERE

WHEELING-PITTSBURGH CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 27, 2007

The undersigned, a stockholder of Wheeling-Pittsburgh Corporation, a Delaware corporation (the “Company”), hereby appoints James P. Bouchard, Craig T. Bouchard, Paul J. Mooney and David A. Luptak and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders to be held at the Hyatt Regency Pittsburgh International Airport located at 1111 Airport Boulevard, Pittsburgh, Pennsylvania, 15231, on November 27, 2007, at 9:00 a. m., local time, or at any adjournments or postponements thereof. The undersigned hereby revokes any proxy or proxies heretofore given.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 & 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE AND RETURN PROMPTLY

IN THE ENCLOSED ENVELOPE.

Ú TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED Ú

	FOR	AGAINST	ABSTAIN

Proposal No. 1—To approve the Agreement and Plan of Merger and Combination among Clayton Acquisition Corporation, Wheeling-Pittsburgh Corporation, Wales Merger Corporation, Esmark Incorporated and Clayton Merger, Inc., dated as of March 16, 2007.

	☐	☐	☐

Proposal No. 2—To approve the Esmark Incorporated 2007 Incentive Compensation Plan.	☐	☐	☐

Proposal No. 3—To adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Plan of Merger and Combination.

	☐	☐	☐

In their discretion, the proxies appointed hereunder are authorized to vote upon any other business that properly comes before the meeting or any adjournments or postponements thereof as provided in the proxy statement provided herewith.

Dated: , 2007

Signature:

Signature (if held jointly):

Title or Authority:

Please sign exactly as name appears hereon. If shares are registered in more than one name, the signature of all such persons should be provided. A corporation should sign in its full corporate name by a duly authorized officer, stating his or her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by an authorized person.

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.